Exhibit 10.3

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to the Employment Agreement (the “Agreement”) dated as of September 28, 2009, by and among Frederick County Bancorp, Inc., a Maryland corporation (the “Company”), Frederick County Bank, a Maryland chartered commercial bank and the wholly owned subsidiary of the Company (the “Bank”), and Martin S. Lapera (“Mr. Lapera”), made as of this 25th day of February, 2013.

WHEREAS, the Company, the Bank and Mr. Lapera have entered into the Agreement, pursuant to which Mr. Lapera serves as the President and Chief Executive Officer of the Company and Bank; and

WHEREAS, the Company, the Bank and Mr. Lapera desire to amend the Agreement in order to revise the provisions relating to potential excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended, in order to enable Mr. Lapera to obtain the full benefit of supplemental retirement payments which have been provided to him subsequent to the Agreement, and for certain other matters;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             The first sentence of Section 4.6.1 of the Agreement is amended and restated to read in its entirety as follows:

“The Bank will obtain, and maintain at all times while this Agreement is in effect, a term life insurance policy (the “Policy”) on Mr. Lapera in the amount of $1,100,000, the particular product and carrier to be chosen by the Bank in its discretion.”

2.             Section 8.4(a) of the Agreement is amended and restated to read in its entirety as follows:

“(a)  In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code) to Mr. Lapera or for Mr. Lapera’s benefit paid or payable or distributed or distributable (including, but not limited to, the acceleration of the time for the vesting or payment of such benefit or payment) pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, Mr. Lapera’s employment with the Company or the Bank or a Change in Control within the meaning of Code §280G (a “Payment” or “Payments”), or any portion thereof, is determined by the Determining Firm (as defined in Section 8.4(b)) to be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Payments shall be increased in an amount necessary to provide for: (a) the payment of the excise tax imposed by Code §4999 (the “Section 4999 Limit”); and (b) the additional income taxes realized as a result of the additional Payments made to Mr. Lapera.  Any payment made to Mr. Lapera under this

Section shall be made no later than April 15th following the calendar year in which the related taxes are imposed on Mr. Lapera.”

3.             Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the provisions thereof.  As used in the Agreement, the terms: this Agreement,” “herein,” “hereunder,” hereof” and words of similar import shall refer to the Agreement as amended by this Amendment.  All capitalized terms used in this Amendment and not defined herein, which are defined in the Agreement, have the meanings ascribed to them in the Agreement.

4.             The Agreement, as amended by this Amendment, along with the exhibits and other agreements referred to in the Agreement, constitutes the entire agreement among the parties and supersedes all other prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter of the Agreement.  No provision of this Amendment may be amended other than by an instrument in writing signed by the Company, the Bank and Mr. Lapera. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

5.             This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.             This Amendment shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to its choice of law provisions.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the date first written above.

FREDERICK COUNTY BANCORP, INC.

By:	/s/Raymond Raedy
Name:	Raymond Raedy
Title:	Chairman of the Board

FREDERICK COUNTY BANK

By:	/s/Raymond Raedy
Name:	Raymond Raedy
Title:	Chairman of the Board

/s/Martin S. Lapera
Martin S. Lapera